EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                         -------------------------------

To  the  Board  of  Directors
Allmarine Consultants Corporation
8601  RR  2222,  Bldg.  1  Ste.  210
Austin,  Texas  78730

We hereby consent to the use in this Form SB-2 (Amendment #3) Registration Statement of our report dated July 5, 2005, relating to the balance sheet of Allmarine Consultants Corporation as of May 31, 2005 and the related statements of operations, stockholders' deficit and cash flows for the period from May 19, 2005 (Inception) through May 31, 2005, and the inclusion of our name under the heading "Experts" appearing herein.

March 27, 2006

/s/ Lopez, Blevins, Bork & Associates, LLP
---------------------------
Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

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